UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2018

ZENERGY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-55771	20-8881686
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Windrose Ave, #G300

Plano, TX 75024

(Address of principal executive offices) (zip code)

(469) 228-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

Developments in Residential Business

In connection with its efforts to serve residential customers, Zenergy Brands, Inc. (the “Company”) has been developing an operating and technical platform for the purposes of providing alarm and smart home services to the residential customer demographic. During early testing of this service offering, the Company has acquired approximately 35 residential customers to whom it has been providing services and testing all offerings for a monthly service fee.

In an effort to further grow its residential business, in February 2018, the Company’s management commenced the formation of a new subsidiary, under the name Zenergy Home Marketing Services, LLC. The purpose of such effort is to continue growing the residual business by leveraging the Company’s assets and know-how, which has been accumulated and built over the previous two years. In connection with such expansion, the Company has appointed Mr. Grant Magers , an industry veteran with over 10 years of experience in the alarm and smart home/controls industries and former Vice President of Operations of Zen Technologies, Inc. , as President of the Home Services division and an officer of the aforementioned new subsidiary.

Developments in Commercial Business

As an essential part of its energy service offering, the Company has been developing its trademarked Zero Cost Program. In connection with such program, the Company enters into a 7-year binding Services Agreement with commercial, industrial or municipal related end-use customers pursuant to which the end-use customers pursuant to which the end-use customer can implement various energy conservation technologies at the customer’s location(s), by making a monthly payment without incurring any upfront capital expenditures.

In February 2018, the Company entered into a Zero Cost Services Agreement with a customer in the private sector, with an aggregate contract value of $55,587.84.

In March 2018, the Company entered into Direct Purchase Agreements with customers in the private sector, with an aggregate contract value of $122,799.05. The Direct Purchase Agreement is an alternative service agreement for customers who may not qualify for and/or may not want to implement their respective energy products and services via the Company’s Zero Cost Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENERGY BRANDS, INC.

Dated: March 15, 2018	By:	/s/ Alex Rodriguez
Alex Rodriguez
President and Chief Executive Officer